Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-125571) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership for the registration of $500,001,000 of common shares of beneficial interest, preferred shares of beneficial interest, depositary shares, warrants, guaranties, or debt securities and to the incorporation by reference therein of our reports dated February 28, 2005, with respect to the consolidated financial statements and schedule of Liberty Property Trust and Liberty Property Limited Partnership, Liberty Property Trust and Liberty Property Limited Partnership management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Liberty Property Trust and Liberty Property Limited Partnership, included in the Annual Reports (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 30, 2005